Exhibit 99.1

News Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Reports Third Quarter 2012 Financial Results

Products and licensing revenues increase 18% over prior year quarter; Total revenues decrease 9% from prior year quarter

(ROANOKE, VA, November 8, 2012) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the third quarter and nine months ended September 30, 2012.

For the three months ended September 30, 2012, the Company reported a net loss attributable to common stockholders of $0.3 million compared to net income to common stockholders of $0.2 million for the third quarter of 2011.

Total revenues decreased by 9%, from $8.8 million in the third quarter of 2011 to $8.0 million in the third quarter of 2012. Products and licensing revenues increased by 18%, from $2.7 million in the third quarter of 2011 to $3.2 million in the third quarter of 2012, due to increased sales of the Company’s new ODiSI product line. Revenues in the Company’s technology development segment declined by 21% from $6.2 million in the third quarter of 2011 to $4.9 million in the third quarter of 2012, primarily due to lower revenues in the Company’s Secure Computing and Communications group, where several short-term projects benefitted the group’s third quarter 2011 revenues. Gross profit decreased from $3.5 million for the third quarter of 2011 to $3.1 million for the third quarter of 2012.

Adjusted EBITDA, a non-GAAP measure, which is earnings before interest, taxes, and non-cash expenses of share-based compensation, depreciation, amortization and warrant expense, declined to $0.7 million for the third quarter of 2012, as compared to $1.1 million for the third quarter of 2011. Cash at September 30, 2012 of $6.7 million represents an increase of $0.1 million from $6.6 million at June 30, 2012.

“I am pleased with the successes we continue to make on each of our key strategic growth initiatives,” said My Chung, president and chief executive officer. “In addition to our continuing progress in our fiber optic shape sensing and secure computing initiatives, the introduction of

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LUNA INNOVATIONS INCORPORATED	Luna Q312 Earnings, Page 2

our ODiSI line of products for strain measurement earlier this year drove the incremental products and licensing revenues we generated this quarter. We are encouraged that our customers are embracing our technology and remain optimistic that the growing composite test market will continue to provide diversity in our revenue sources.”

Third Quarter Financial and Business Summary

•	Total revenues decreased by 9%, to $8.0 million for the third quarter of 2012, from $8.8 million for the third quarter of 2011.

•	Products and licensing revenues increased by 18%, to $3.2 million in the third quarter of 2012, from $2.7 million in the third quarter of 2011.

•	Technology development revenues decreased by 21%, to $4.9 million for the third quarter of 2012, from $6.2 million for the third quarter of 2011.

•	Gross profit decreased to $3.1 million, or 39% of total revenues, for the third quarter of 2012, from $3.5 million, or 40% of total revenues, for the third quarter of 2011.

•

Selling, general and administrative expenses increased by 16% to $2.7 million, or 33% of total revenues for the third quarter of 2012, from $2.3 million, or 26% of total revenues, for the third quarter of 2011.

•	Total operating expenses increased to $3.3 million, or 41% of total revenues, for the third quarter of 2012, from $3.2 million, or 36% of total revenues for the third quarter of 2011.

•	Adjusted EBITDA decreased to $0.7 million for the third quarter of 2012, from $1.1 million for the third quarter of 2011.

•

Net loss attributable to common stockholders declined to $0.3 million, or a loss of $0.02 per basic and diluted common share, for the third quarter of 2012, compared to a net income attributable to common stockholders of $0.2 million, or income of $0.02 per basic common share and $0.01 per diluted common share, for the third quarter of 2011.

•	Cash and cash equivalents totaled $6.7 million at September 30, 2012, as compared to $6.6 million at June 30, 2012 and $8.9 million at December 31, 2011.

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LUNA INNOVATIONS INCORPORATED	Luna Q312 Earnings, Page 3

•

Introduced a new lower cost optical backscatter reflectometer, the OBR 5T-50, expanding our product offering in the fiber-optic testing market by directly addressing the needs of manufacturing production lines, as well as university labs and research facilities.

•	Received full accreditation by the U.S. Department of Defense as a Trusted Integrated Circuit Supplier through our Secure Computing and Communications group.

Nine Months Ended September 30, 2012 Financial Summary

•	Total revenues decreased $2.9 million, or 10%, to $24.6 million for the nine months ended September 30, 2012, compared to $27.5 million for the nine months ended September 30, 2011.

•	Products and licensing revenues decreased by 13%, to $8.7 million for the nine months ended September 30, 2012, from $10.1 million for the nine months ended September 30, 2011.

•	Technology development revenues decreased by 9%, to $15.9 million for the nine months ended September 30, 2012, from $17.4 million for the nine months ended September 30, 2011.

•	Gross profit decreased by 9%, to $9.5 million for the nine months ended September 30, 2012, from $10.5 million for the nine months ended September 30, 2011.

•

Selling, general and administrative expenses decreased by 12% to $8.2 million, or 33% of total revenues, for the nine months ended September 30, 2012, from $9.3 million, or 34% of total revenues, for the nine months ended September 30, 2011.

•

Total operating expenses decreased by 10% to $10.2 million, or 41% of total revenues, for the nine months ended September 30, 2012, from $11.3 million, or 41% of total revenues, for the nine months ended September 30, 2011.

•	Adjusted EBITDA decreased to $1.7 million for the nine months ended September 30, 2012, from $2.1 million for the nine months ended September 30, 2011.

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LUNA INNOVATIONS INCORPORATED	Luna Q312 Earnings, Page 4

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Net loss attributable to common stockholders improved to $0.9 million, or a loss of $0.06 per basic and diluted common share, for the nine months ended September 30, 2012, compared to a net loss attributable to common stockholders of $1.1 million, or a loss of $0.08 per basic and diluted common share, for the nine months ended September 30, 2011.

Non-GAAP Measures

In evaluating the operating performance of its business, Luna’s management excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). These non-GAAP results provide useful information to both management and investors by excluding items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information

As previously announced, Luna will conduct an investor conference call at 5:00 p.m. (EST) today to discuss its financial results and business developments for the third quarter of 2012 and expectations for the remainder of 2012. The call can be accessed by dialing 866.700.7101 domestically or 617.213.8837 internationally prior to the start of the call. The participant access code is 19063914. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.

About Luna:

Luna Innovations Incorporated (www.lunainc.com) is focused on sensing and instrumentation. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets we serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

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LUNA INNOVATIONS INCORPORATED	Luna Q312 Earnings, Page 5

Forward-Looking Statements:

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include our expectations regarding the demand for the company’s fiber optic equipment and technologies and the company’s technical capabilities. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for the company’s products and services to meet expectations, technological challenges and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at www.sec.gov and at the company’s website at www.lunainc.com. The statements made in this release are based on information available to the company as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

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LUNA INNOVATIONS INCORPORATED	Luna Q312 Earnings, Page 6

Luna Innovations Incorporated

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Revenues:
Technology development revenues	$4,874,826	$6,161,826	$15,868,642	$17,406,515
Products and licensing revenues	3,155,953	2,681,184	8,715,630	10,058,709

Total revenues	8,030,779	8,843,010	24,584,272	27,465,224

Cost of revenues:
Technology development costs	3,577,476	3,630,163	11,248,453	11,910,771
Products and licensing costs	1,307,285	1,719,039	3,821,980	5,059,507

Total cost of revenues	4,884,761	5,349,202	15,070,433	16,970,278

Gross Profit	3,146,018	3,493,808	9,513,839	10,494,946
Operating expense:

Selling, general and administrative	2,665,454	2,303,325	8,183,632	9,340,545
Research, development, and engineering	654,566	877,741	1,968,877	1,950,275

Total operating expense	3,320,020	3,181,066	10,152,509	11,290,820

Operating (loss)/income	(174,002)	312,742	(638,670)	(795,874)

Other income/(expense):
Other income, net	37,866	21,953	85,083	57,793
Interest expense	(68,455)	(91,908)	(222,473)	(290,634)

Total other income/(expense)	(30,589)	(69,955)	(137,390)	(232,841)

Income/(Loss) before income taxes	(204,591)	242,787	(776,060)	(1,028,715)
Income tax expense	15,618	287	21,417	10,307

Net (loss)/income	(220,209)	242,500	(797,477)	(1,039,022)

Preferred stock dividend	34,095	20,616	94,974	94,952

Net (loss)/income attributable to common stockholders	$(254,304)	$221,884	$(892,451)	$(1,133,974)

Net (loss)/income per share:
Basic	$(0.02)	$0.02	$(0.06)	$(0.08)

Diluted	$(0.02)	$0.01	$(0.06)	$(0.08)

Weighted average shares:
Basic	13,939,938	13,669,724	13,903,809	13,598,249
Diluted	13,939,938	15,898,639	13,903,809	13,598,249

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LUNA INNOVATIONS INCORPORATED	Luna Q312 Earnings, Page 7

Luna Innovations Incorporated

Condensed Consolidated Balance Sheets

	September 30, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,722,311	$8,939,127
Accounts receivable, net	7,729,108	5,958,086
Inventory, net	3,569,999	3,330,773
Prepaid expenses	962,612	1,071,438
Other current assets	36,717	35,717

Total current assets	19,020,747	19,335,141
Property and equipment, net	2,470,723	2,816,674
Intangible assets, net	449,477	539,563
Other assets	171,668	228,043

Total assets	$22,112,615	$22,919,421

Liabilities and stockholder’s equity
Liabilities:
Current Liabilities:
Current portion of long term-debt obligation	1,625,000	1,625,000
Current portion of capital lease obligation	53,288	50,949
Accounts payable	2,357,536	1,656,602
Accrued liabilities	2,927,932	3,612,193
Deferred credits	1,103,353	1,462,603

Total current liabilities	8,067,109	8,407,347
Long-term debt obligation	2,500,000	3,625,000
Long-term lease obligation	142,745	183,008

Total liabilities	10,709,854	12,215,355

Commitments and contingencies
Stockholders’ equity:
Preferred stock	1,322	1,322
Common stock	14,221	13,969
Additional paid-in capital	60,880,410	59,289,516
Accumulated deficit	(49,493,192)	(48,600,741)

Total stockholders’ equity	11,402,761	10,704,066

Total liabilities and stockholders’ equity	$22,112,615	$22,919,421

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LUNA INNOVATIONS INCORPORATED	Luna Q312 Earnings, Page 8

Luna Innovations Incorporated

Condensed Consolidated Statements of Cash Flows

	Nine months ended September 30,
	2012	2011
	(unaudited)
Cash flows (used in)/provided by operating activities
Net loss	$(797,477)	$(1,039,022)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	814,498	1,042,700
Share-based compensation	1,411,672	1,737,220
Warrant expense	52,889	41,752
Changes in assets and liabilities:
Accounts receivable	(1,771,022)	(239,167)
Inventory	(243,565)	(463,666)
Other current assets	107,826	(174,249)
Other assets	56,375	56,375
Accounts payable and accrued expenses	(36,216)	(223,648)
Deferred credits	(359,250)	(174,040)

Net cash (used in)/provided by operating activities	(764,270)	564,255

Cash flows used in investing activities
Acquisition of property and equipment	(242,396)	(289,777)
Intangible property costs	(131,727)	(272,741)

Net cash used in investing activities	(374,123)	(562,518)

Cash flows used in financing activities

Payments on capital lease obligations	(37,924)	(30,115)
Proceeds from debt obligations	—	6,000,000
Payment of debt obligations	(1,125,000)	(6,617,393)
Proceeds from the exercise of options and warrants	84,501	262,641

Net cash used in financing activities	(1,078,423)	(384,867)

Net change in cash	(2,216,816)	(383,130)
Cash and cash equivalents—beginning of period	8,939,127	7,216,580

Cash and cash equivalents—end of period	$6,722,311	$6,833,450

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LUNA INNOVATIONS INCORPORATED	Luna Q312 Earnings, Page 9

Luna Innovations Incorporated

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA:

Net income (loss)	$(220,209)	$242,500	$(797,477)	$(1,039,022)

Interest expense	68,455	91,908	222,473	290,634
Income tax expense	15,618	287	21,417	10,307
Depreciation and amortization	286,386	332,432	814,498	1,042,700

EBITDA	150,250	667,127	260,911	304,619

Stock-based compensation and warrant expense	524,161	462,073	1,464,561	1,778,972

Adjusted EBITDA	$674,411	$1,129,200	$1,725,472	$2,083,591

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Investor Contact:

Dale Messick, CFO

Luna Innovations Incorporated

Phone: 1.540.769.8400

Email: IR@lunainc.com